Exhibit 99.1


        Focus Enhancements Reports Third Quarter 2006 Results

Third Quarter 2006 Total Revenue Increased 69% over Third Quarter 2005

 Continued Margin Improvement with Third Quarter Gross Margins of 50%


    CAMPBELL, Calif.--(BUSINESS WIRE)--Nov. 9, 2006--Focus
Enhancements, Inc. (NASDAQ:FCSE) today announced financial results for its third quarter and nine months ended September 30, 2006.

    Third Quarter 2006 Financial Results

    -- Total revenue of $11.6 million increased approximately 69 percent from $6.9 million in the third quarter of 2005.

    -- Semiconductor Business revenue was $6.2 million, an increase of over 550 percent from $946,000 in the third quarter of 2005.

    -- Systems Business revenue was $5.4 million, a decrease of approximately 8 percent compared to $5.9 million in the same quarter of 2005.

    -- Gross margin as a percent of sales was 50 percent, compared to 37 percent in the same quarter of 2005.

    -- Cash and cash equivalents plus available credit facilities increased to $5.8 million at September 30, 2006 from $4.4 million at June 30, 2006.

    "Semiconductor chips drove third quarter revenue, as portable media player (PMP) manufacturers ramped production for the holiday season," stated Brett Moyer, president and CEO of Focus Enhancements. "Also, component supply issues that impacted FireStore(TM) shipments in the third quarter have been addressed, and we have resumed shipments early in the fourth quarter. In addition, we are continuing to develop and launch new solutions within our FireStore and ProxSys(R) media acquisition and asset management products as well as developing a new chip for the PMP market."

    Moyer continued, "Focus Enhancements' Ultra Wideband (UWB) initiative continues to exceed our expectations. Our existing original equipment and original device manufacturer customer base provides us with a solid sales platform and a strong competitive advantage. During the last week of October, we conducted a TALARIA(TM) technology sales tour and visited over 25 existing and potential customers in Japan, Korea and Taiwan. The technology was very well received, and potential customers stated they are eager to receive evaluation kits. Our team is working to meet demand for evaluation kits."

    Gary Williams, CFO of Focus Enhancements, stated, "Strong revenue growth combined with cost containment improved our overall performance. Gross margins rose to 50 percent, due to increased sales including those of higher-margin semiconductor and high-definition FireStore products. In addition, we controlled non-research and development operating expenses, saving $700,000 compared to our plan. As a result, we narrowed our net loss per share to $0.01, compared to our earlier third quarter guidance of a net loss per share of $0.03 to $0.04."

    Nine Months Ended September 30, 2006 Financial Results

    -- Revenue of $27.2 million increased 47 percent from $18.5 million in the first nine months of 2005.

    -- Semiconductor Business revenue was $9.3 million, an increase of over 300 percent from $2.3 million in the first nine months of 2005.

    -- Systems Business revenue was $17.9 million, a 10 percent increase over $16.2 million in the first nine months of 2005.

    During the third quarter of 2006, in accordance with accounting principles generally accepted in the United States (GAAP), the company recorded certain non-cash expenses that were not required in the third quarter of 2005. The company recorded $171,000 of stock-based compensation expenses, in accordance with Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), "Accounting for Stock-Based Compensation." Additionally, during the first and second quarters of 2006, in accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," the company recorded an expense of $5.4 million associated with the valuation of a derivative component of its $10 million convertible note financing completed in the first quarter of 2006. On June 28, 2006, the company amended certain agreements associated with its $10 million convertible notes, eliminating the derivative component. In accordance with such amendments, the company was able to reclassify the total derivative liability associated with its convertible notes from long-term liabilities to additional paid-in capital.

    Net loss for the third quarter of 2006 was $866,000, or $0.01 per share. Non-GAAP net loss for the quarter was $695,000, or $0.01 per share. This compares to a GAAP and non-GAAP third quarter 2005 net loss of $3.4 million, or $0.05 per share. Non-GAAP net loss is defined as net loss excluding non-cash stock-based compensation and derivative accounting charges. Management believes the non-GAAP net loss better reflects the underlying business performance of the company and is a meaningful metric. A reconciliation of net loss to non-GAAP net loss is contained in the unaudited condensed consolidated financial statements attached hereto.

    Net loss for the nine months ended September 30, 2006 was $12.9 million, or $0.19 per share. Non-GAAP net loss for the nine months was $7.1 million, or $0.10 per share. This compares to GAAP and non-GAAP net loss for the nine months ended September 30, 2005 of $12.1 million, or $0.20 per share, and $12.0 million, or $0.20 per share, respectively. The 2005 results are based on 60.4 million weighted average shares outstanding, and the 2006 results are based on 68.6 million weighted average shares outstanding.

    2006 Outlook

    Based upon currently available information, management expects fourth quarter 2006 revenues to be approximately $10.3 million and GAAP net loss per share to be approximately $0.04. The company is reaffirming its full year 2006 revenue guidance announced on October 5, 2006 of approximately $37.5 million, which represents annual growth of greater than 50 percent as compared to 2005 reported revenue of $24.6 million. Management expects the Semiconductor Business to contribute approximately 30 percent of total revenue for the full-year 2006 and the System Business to contribute the remaining 70 percent. Based on currently available information, gross margin as a percent of revenue is now expected to be in the range of 47 percent to 49 percent in the fourth quarter. Due to implemented cost controls, the company has reduced its second half of 2006 operating expense guidance by approximately $500,000 and management currently expects fourth quarter operating expenses to be approximately $7.3 million to $7.5 million.

    Third Quarter and Recent Highlights

    Semiconductor Business:

    -- Completed sales tour of Asia demonstrating TALARIA UWB technology to Japanese, Korean and Chinese consumer electronics and USB manufacturers.

    -- Showcased TALARIA UWB wireless technology at Analyst Days in New York on October 10th and San Francisco on November 2nd.

    Systems Business:

    -- Introduced a new line-up of award winning FS-4 Portable Direct To Edit(R) (DTE) Recorders. The new FS-4Pro HD models feature higher capacities, with 60GB, 80GB, and 100GB versions providing between 4.5 and 7.5 hours of DV/HDV recording.

    -- Announced Version 3.0 software for FS-100 Portable DTE recorder enabling users to more than double the record time from 100 minutes to 200 minutes using record native 720/24p, 25p and 30p in the MXF P2 or QuickTime file formats commonly used in Apple's Final Cut Pro.

    -- Launched HD support for the ProxSys line of advanced media asset management servers.

    -- Released Version 2.0 software adding native QuickTime HDTV support to the DTE FS-4Pro HD, FS-C and DR-HD100 recorders.

    -- Demonstrated media asset management for Panasonic MXF File Formats at the IBC Conference from September 8th - 12th.

    Investor Conference Call

    The company will host a shareholder conference call to discuss its third quarter 2006 results on Thursday, November 9, 2006 at 1:30 p.m. Pacific Time. Brett Moyer, president and chief executive officer, and Gary Williams, chief financial officer, will deliver prepared remarks and conduct a question and answer session. The call is being webcast by Thomson/CCBN and can be accessed at Focus Enhancements' web site at www.focusinfo.com. The webcast will be available through December 9, 2006. If you do not have Internet access, the telephone dial-in number is 706-634-0182 for domestic and international participants. Please dial in five to ten minutes prior to the beginning of the call at 1:30 p.m. PT (4:30 p.m. ET). A telephone replay will be available through November 13th; dial 706-645-9291, and enter access code 9439015.

    About Focus Enhancements, Inc.

    Focus Enhancements, Inc. (NASDAQ CM:FCSE), headquartered in Campbell, CA, is a leading designer of world-class solutions in advanced, proprietary video and wireless video technologies. The company's Semiconductor Group develops integrated circuits (ICs) for high-performance applications in the video convergence market, including IPTV set-top boxes and portable media players. Focus Enhancements is currently developing a wireless IC chip set based on the WiMedia UWB standard and designed to be compatible with Wireless USB and used in personal computer (PC), consumer electronics (CE), and mobile electronics applications. The company's System Group develops video products for the digital media markets, with customers in the broadcast, video production, digital signage and digital asset management markets. More information on Focus Enhancements may be obtained from the company's Securities and Exchange Commission (SEC) filings, or by visiting the Focus Enhancements home page at http://www.focusinfo.com.

    Use of Non-GAAP Financial Information

    To supplement the company's condensed consolidated financial statements presented in accordance with GAAP, Focus Enhancements uses non-GAAP measures of certain components of financial performance, including net loss and net loss per share data, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and the company's prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results.

    Safe Harbor Statement

    Statements in this press release which are not historical including statements regarding management's intentions, hopes, expectations, representations, plans or predictions about the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements regarding management's expectations of funding requirements in 2006, demand for Focus Enhancements' products, which impacts revenue, revenue expectations including the amount of revenue contributed by its business units, gross margin percentage and cash from operations and management's plans to complete its Ultra Wideband
(UWB) semiconductor chip designs. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include customers' acceptance of recently introduced products, changes in customer order patterns, unforeseen increased costs and delays in research and development, the company's ability to maintain adequate funding to develop and implement its UWB technology, the performance and acceptance of its UWB technology, and the risk factors specified in Item 1A of the company's Form 10-K for the year ended December 31, 2005, and Form 10-Q for the three months ended March 31, 2006 and June 30, 2006 as well as other periodic filings with the Securities and Exchange Commission (SEC). These statements are based on information as of November 9, 2006, and the company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.


                       Focus Enhancements, Inc.
           Condensed Consolidated Statements of Operations
               (In thousands, except per share amounts)
                             (Unaudited)

                             Three Months Ended    Nine Months Ended
                           --------------------- ---------------------

                           September  September  September  September
                            30, 2006   30, 2005   30, 2006   30, 2005
                           ---------- ---------- ---------- ----------

Net revenue                  $11,605     $6,880    $27,195    $18,468
Cost of revenue                5,819      4,360     14,957     11,804
                           ---------- ---------- ---------- ----------
  Gross margin                 5,786      2,520     12,238      6,664
                           ---------- ---------- ---------- ----------

Operating expenses:
  Sales, marketing and
   support                     2,131      1,783      6,753      4,958
  General and
   administrative              1,025        925      3,005      2,920
  Research and development     3,114      2,977      8,961     10,260
  Amortization of
   intangible assets             127        127        381        403
                           ---------- ---------- ---------- ----------
                               6,397      5,812     19,100     18,541
                           ---------- ---------- ---------- ----------
    Loss from operations        (611)    (3,292)    (6,862)   (11,877)
  Interest expense, net         (337)       (93)      (828)      (174)
  Value of derivative
   security                        -          -     (4,000)         -
  Change in value of
   derivative security             -          -     (1,361)         -
  Other income (expense),
   net                            82        (10)       150        (50)
                           ---------- ---------- ---------- ----------
    Loss before income tax
     expense (benefit)          (866)    (3,395)   (12,901)   (12,101)
  Income tax expense
   (benefit)                       -         (1)         9         10
                           ---------- ---------- ---------- ----------
    Net loss                   $(866)   $(3,394)  $(12,910)  $(12,111)
                           ---------- ---------- ---------- ----------


Net loss per share
  Basic and diluted           $(0.01)    $(0.05)    $(0.19)    $(0.20)

Weighted average number of
 shares used in per share
 calculations:
  Basic and diluted           69,233     62,268     68,611     60,414


                       Focus Enhancements, Inc.
                Condensed Consolidated Balance Sheets
          (In thousands, except share and per share amounts)
                             (Unaudited)


                                            September 30, December 31,
                                                2006          2005
                                            ------------- ------------
                   Assets

Current assets:
  Cash and cash equivalents                       $1,133         $637
  Accounts receivable, net of allowances of
   $367 and $418, respectively                     3,707        3,197
  Inventories                                      4,551        3,743
  Prepaid expenses and other current assets        1,183          759
                                            ------------- ------------
    Total current assets                          10,574        8,336

Long-term assets:
  Property and equipment, net                      1,023        1,212
  Other assets                                       177           54
  Intangible assets, net                             349          866
  Goodwill                                        13,191       13,191
                                            ------------- ------------
                                                 $25,314      $23,659
                                            ============= ============

    Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                $3,730       $3,001
  Accrued liabilities                              4,031        3,292
  Current portion of capital lease
   obligations                                        24          107
  Borrowings under line of credit                    500        2,966
  Current portion of notes payable to bank             -            3
  Term loan                                          700        2,500
                                            ------------- ------------
    Total current liabilities                      8,985       11,869

Long-term liabilities:
  Convertible notes                               10,425            -
  Other liabilities                                    -          100
  Capital lease obligations, net of current
   portion                                             -           10
                                            ------------- ------------
    Total liabilities                             19,410       11,979
                                            ------------- ------------

Stockholders' equity:
  Preferred stock, $0.01 par value;
   authorized 3,000,000 shares; 3,161 shares
   issued and outstanding at September 30,
   2006 and December 31, 2005 (aggregate
   liquidation preference $3,917)                      -            -
  Common stock, $0.01 par value; 100,000,000
   shares authorized, 70,724,461 and
   68,382,113 shares issued and outstanding
   at September 30, 2006 and December 31,
   2005, respectively                                698          674
  Treasury stock at cost, 497,055 shares at
   September 30, 2006 and December 31, 2005         (750)        (750)
  Additional paid-in capital                     108,322      101,297
  Deferred stock-based compensation                    -         (214)
  Accumulated other comprehensive income             (82)          47
  Accumulated deficit                           (102,284)     (89,374)
                                            ------------- ------------

    Total stockholders' equity                     5,904       11,680

                                            ------------- ------------
                                                 $25,314      $23,659
                                            ============= ============


                       Focus Enhancements, Inc.
                    Selected Business Segment Data
                            (In thousands)
                             (Unaudited)

Revenue:                    Three Months Ended     Nine Months Ended
-------------------------- --------------------- ---------------------

                           September  September  September  September
                               30,        30,        30,        30,
                              2006       2005       2006       2005
                           ---------- ---------- ---------- ----------

Systems Business              $5,441     $5,934    $17,856    $16,176
Semiconductor Business         6,164        946      9,339      2,292
                           ---------- ---------- ---------- ----------
  Net Revenue                $11,605     $6,880    $27,195    $18,468
                           ========== ========== ========== ==========


Research and Development:   Three Months Ended     Nine Months Ended
-------------------------- --------------------- ---------------------

                           September  September  September  September
                               30,        30,        30,        30,
                              2006       2005       2006       2005
                           ---------- ---------- ---------- ----------

Systems Business                $902       $786     $2,236     $2,834
Semiconductor Business         2,212      2,191      6,725      7,426
                           ---------- ---------- ---------- ----------
  Total Research and
   Development                $3,114     $2,977     $8,961    $10,260
                           ========== ========== ========== ==========


           Reconciliation of Net Loss to Non-GAAP Net Loss
                            (In thousands)
                             (Unaudited)

                            Three Months Ended     Nine Months Ended
                           --------------------- ---------------------

                           September  September  September  September
                               30,        30,        30,        30,
                              2006       2005       2006       2005
                           ---------- ---------- ---------- ----------

Net loss, as reported          $(866)   $(3,394)  $(12,910)  $(12,111)

Plus:
  Stock-based compensation       171         17        494        105
  Value of derivative
   liability                       -          -      4,000          -
  Change in value of
   derivative liability            -          -      1,361          -

                           ---------- ---------- ---------- ----------
Non-GAAP net loss              $(695)   $(3,377)   $(7,055)  $(12,006)
                           ========== ========== ========== ==========

Non-GAAP net loss per share   $(0.01)    $(0.05)    $(0.10)    $(0.20)
                           ========== ========== ========== ==========


    CONTACT: Lippert/Heilshorn & Assoc.
             Kirsten Chapman or Mary Magnani, 415-433-3777 mmagnani@lhai.com